Exhibit 99.1

Mr Brad Tirpak, Chairman
Full House Resorts, Inc.
4670 South Fort Apache Road, Suite 190
Las Vegas, NV  89147

January 27, 2015

Dear Brad,

In light of the company efforts to reduce the corporate and regulatory expenses for Full House Resorts, Inc, I voluntarily offer to resign my board seat at the company.  I hope my action can help in that regard.

I have no disagreements with the management of the company, and have enjoyed our efforts together working on the company.

Please accept my resignation and best wishes for the future,

/s/ Ray Hemmig
Ray Hemmig